SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (date of earliest event reported)

                                 April 28, 2003

                               Halliburton Company
             (Exact name of registrant as specified in its charter)

State or other                    Commission               IRS Employer
jurisdiction                      File Number              Identification
of incorporation                                           Number

Delaware                            1-3492                 No. 75-2677995


                               4100 Clinton Drive
                            Houston, Texas 77020-6299
                    (Address of principal executive offices)

                         Registrant's telephone number,
                       including area code - 713-676-3011

         INFORMATION TO BE INCLUDED IN REPORT

Items  9  and  12.  Regulation  FD  Disclosure  and  Disclosure  of  Results  of
--------------------------------------------------------------------------------
Operations and Financial Condition
----------------------------------

         On  April  28,  2003  registrant   issued  a  press  release   entitled
"Halliburton Announces First Quarter Results."

         The text of the press release is as follows:

                   HALLIBURTON ANNOUNCES FIRST QUARTER RESULTS
                $0.14 per share income from continuing operations
           $0.12 per share pro forma income from continuing operations
       Results include an $0.08 charge on the Barracuda-Caratinga Project

HOUSTON - Halliburton (NYSE:HAL) announced today that first quarter 2003 income from continuing operations was $59 million or $0.14 per diluted share. There were several items impacting continuing operations for the quarter on an after tax basis: a $34 million charge on the Barracuda-Caratinga project, a $22 million gain related to the sale of Mono Pumps, a $12 million loss related to the sale of Wellstream and a $2 million charge associated with the engineering and construction portion of the proposed global settlement for asbestos.

The after tax charge of $34 million, or $0.08 per diluted share, on Barracuda-Caratinga was due to higher cost trends and some actual and committed costs exceeding estimated costs. In addition, schedule delays added to the costs of the project during the quarter. The Company is currently in negotiations with Petrobras, and although it is too early to predict the outcome, these negotiations, if successfully concluded, could result in a number of positive developments including schedule relief and improved project liquidity.

The Company believes that the effects of the net gain on the sale of Mono Pumps and Wellstream and the charges related to the proposed global settlement should be excluded for purposes of understanding ongoing operations. Therefore, excluding these items (but including the $0.08 charge per diluted share on the Barracuda-Caratinga project), pro forma 2003 first quarter income from continuing operations was $51 million or $0.12 per diluted share. Tables are attached reconciling as reported amounts to pro forma amounts used in this press release with descriptions of the reasons why the Company believes the pro forma amounts are useful to investors.

Net income for the first quarter 2003 was $43 million or $0.10 per diluted share, which includes a net loss from discontinued operations of $0.02 per diluted share and a net loss of $0.02 per diluted share for a change in accounting principle.

Revenues were $3.1 billion in the 2003 first quarter, up two percent year-over-year. This increase is largely attributable to increased activity in certain Engineering and Construction Group projects, partially offset by lower activity in the Energy Services Group. Operating income was $142 million compared to $123 million in the 2002 first quarter. Pro forma operating income was $123 million for the 2003 first quarter, up almost 84 percent when compared to the 2002 first quarter. The charge for a patent infringement judgment in the first quarter of 2002 of $98 million was the major driver for the year-over-year change.

"In an environment where activity was down in Venezuela and the Middle East, Halliburton Energy Services' results compare favorably to the prior year quarter as well as the fourth quarter of 2002. Although I am disappointed by the additional charges on Barracuda-Caratinga, I believe that progress on this project is being made in our negotiations," said Dave Lesar, Chairman, President and Chief Executive Officer of Halliburton. "We expect to see additional improvements in our results in the second quarter as the recovery continues, and I am optimistic that activity levels will increase during the second half of the year, providing for accelerated earnings growth during that period."

2003 First Quarter Segment Results

The Energy Services Group posted first quarter revenues of $1.6 billion, a $78 million decrease year-over-year due to the sale of Mono Pumps and the contribution of Halliburton Subsea assets to an unconsolidated joint venture. These declines were partially offset by revenue growth in Halliburton Energy Services.

Operating income for the Energy Services Group's first quarter was $180 million, up seven percent year-over-year. Energy Services Group pro forma operating income was $159 million, up over 160 percent year-over-year. The increase in pro forma operating income reflects a significant increase in Halliburton Energy Services operating income and margin compared to the prior year as well as the charge for the patent infringement judgment in the first quarter of 2002.

The Engineering and Construction Group's first quarter revenues were approximately $1.5 billion, up 10 percent year-over-year. Revenue decreases of six percent in both Operations & Maintenance and Offshore were more than offset by substantial increases in Government Services and Onshore operations. The increase in Government Services revenues was attributable to initial activity related to Iraq. Onshore operations revenues were up due to increased activity in several large projects.

The operating loss for the Engineering and Construction Group in the first quarter of 2003 was $19 million, and the pro forma operating loss which excludes asbestos expenses was $17 million, down $39 million from the first quarter of 2002. This decline is attributable to a $55 million charge ($34 million after tax) on the Barracuda-Caratinga contract, which was partially offset by increased results in Government Services.

General corporate costs in the first quarter 2003 were $19 million, compared to a gain of $12 million in the first quarter of 2002. Last year's first quarter corporate expenses were offset by a $28 million gain related to the demutualization of an insurance provider.

Backlog

Backlog for the Engineering and Construction Group as of March 31, 2003, was $9.5 billion, up $100 million, or one percent, from March 31, 2002. Approximately 41 percent of the backlog is for fixed fee contracts and about half of the total backlog will be performed in the next 12 months. Of the fixed fee contract backlog, 39 percent of the total relates to Onshore contracts and 25 percent relates to Offshore with most of the remaining balance relating to Government Services.

Firm orders were $7.5 billion at the end of the quarter. The remainder of the backlog primarily relates to government awards not yet funded, with the Balkans support contract in future years representing the majority of the balance.

Discontinued Operations and Cumulative Effect of Accounting Change

The first quarter net loss from discontinued operations was $8 million after tax, or $0.02 per diluted share. This loss reflects professional fees associated with due diligence and other aspects of the proposed global settlement for asbestos liabilities related to previously disposed businesses. The net loss from a change in accounting principle of $8 million after tax, or $0.02 per diluted share, is related to the Company's January 1, 2003 adoption of Financial Accounting Standards Board Statement No. 143, Asset Retirement Obligations.

Technology and Significant Achievements

Halliburton had a number of advances in technology and new contract awards including:

    - The Energy Services Group was awarded a $400 million contract by BP to provide products and services for their drilling and completion activities in the Gulf of Mexico and lower 48 states subsequent to the end of the quarter. This award represents a 50 percent market share increase with BP, with the most significant gains occurring in logging and stimulation.



   - Halliburton's Energy Services Group entered into an agreement with Shell International Exploration and Production for the supply of its PoroFlex(R) line of expandable screen products for global Shell consumption. Including options, the contract duration is over three years. Based on information provided, the Company estimates that the total competitive contract value is in excess of $166 million over the full contract duration.

   - The Energy Services Group was awarded a $67 million contract from Shell Malaysia E&P to supply Enventure Global Technology Solid Expandable Tubular Equipment and Services for their Malaysian operations. The contract spans a two-year period, with an option to extend another year.

   - Baroid has developed BAROLIFT(TM), a product that allows operators to clean downhole during drilling operations by increasing the carrying capacity of drilling fluids without increasing viscosity. As part of Baroid's Lift While You Drill(TM) technologies, the product is a specially treated synthetic fiber developed from 100 percent virgin materials that are capable of performing well in any type of drilling fluid. Its interlocking fibers keep drill cuttings in suspension, optimizing downhole tool performance and improving the rate of penetration. It is compatible with water, oil, and synthetic-based fluids. It is non-toxic and unaffected by sub-freezing temperatures as with some liquid polymers.

   - The Engineering and Construction Group was awarded a contract from the United Kingdom Department of Health for the provision of program management services for their $3.6 billion National IT Program. The program is aimed at restructuring and modernizing the National Health Service's information technology. Subsequent to quarter end, KBR added $100 million to backlog related to this contract.

   - An Engineering and Construction Group joint venture was selected as the winning bidder for a $1.4 billion contract with BP for the Tangguh project to provide design, procurement, construction and commissioning services for a LNG plant in Papua, subsequent to the end of the quarter.

   - Road Management Services consortium, in which KBR is a 25 percent shareholder, was awarded a $400 million contract by the Highways Agency to upgrade to motorway standard, operate and maintain a 33-mile stretch of road in the United Kingdom. The Road Management Services consortium comprises KBR, AMEC, Alfred McAlpine and Dragados.

   - Landmark Graphics Corporation signed an agreement with the Ministry of Energy and Mineral Resources of the Republic of Kazakhstan. The agreement calls for the design, development and implementation of a National Data Bank operation for exploration and production data using Landmark's PetroBank(TM) technology, the most advanced networked multi-client data management system in the exploration and production industry.

   - Magic Earth signed an agreement with Anglo-Suisse Inc., a privately held Houston-based independent oil company, to utilize Magic Earth's GeoProbe(TM), the industry's leading volume visualization and interpretation software. In its Houston visualization center, Magic Earth will evaluate nearly 500 producing blocks located in the Gulf of Mexico shelf and 1,800 open-exploration blocks of ASI's license to Petroleum Geo-Services 3D seismic data.

Halliburton, founded in 1919, is one of the world's largest providers of products and services to the petroleum and energy industries. The Company serves its customers with a broad range of products and services through its Energy Services Group and Engineering and Construction Group business segments. The Company's World Wide Web site can be accessed at www.halliburton.com.

All of the information furnished in Item 9 will not be incorporated by reference into any registration statement filed by Halliburton under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by Halliburton that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of Halliburton or any of its subsidiaries.

                                       ##

NOTE: The statements in this press release that are not historical statements, including statements regarding future financial performance, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the Company's control, which could cause actual results of operations to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: legal risks, including the risks of judgments against the Company's subsidiaries and predecessors in asbestos litigation pending and currently on appeal, the inability of insurers for asbestos exposures to pay claims; future asbestos claims defense and settlement costs, other litigation and proceedings, including shareholder lawsuits, securities laws inquiries, contract disputes, patent infringements and environmental matters, changes in government regulations and adverse reaction to scrutiny involving the Company; political risks, including the risks of unsettled political conditions, war and the effects of terrorism, foreign operations and foreign exchange rates and controls; liquidity risks, including the risks of potential reductions in debt ratings, access to credit, availability and costs of financing and ability to raise capital; weather-related risks; customer risks, including the risks of changes in capital spending and claims negotiations; industry risks, including the risks of changes that affect the demand for or price of oil and/or gas, structural changes in the industries in which the Company operates, risks of fixed-fee projects and risks of complex business arrangements; systems risks, including the risks of successful development and installation of financial systems; and personnel and merger/reorganization/disposition risks, including the risks of increased competition for employees, successful integration of acquired businesses, effective restructuring efforts and successful completion of planned dispositions. Please see Halliburton's Form 10-K for the year ended December 31, 2002.

                               HALLIBURTON COMPANY
                      Consolidated Statements of Operations
                                   (Unaudited)


                                                                Three Months Ended              Three Months Ended
                                                                     March 31                       December 31
                                                      ----------------------------------------------------------------
                                                           2003                    2002                2002
----------------------------------------------------------------------------------------------------------------------
                                                           (millions of dollars and shares except per share data)

Revenues
Energy Services Group                                    $   1,611               $ 1,689              $    1,714
Engineering and Construction Group                           1,449                 1,318                   1,634
----------------------------------------------------------------------------------------------------------------------
    Total revenues                                       $   3,060               $ 3,007              $    3,348
======================================================================================================================

Operating income (loss)
Energy Services Group                                    $     180               $   169              $      199
Engineering and Construction Group                             (19)                  (58)                   (189)
General corporate                                              (19)                   12                     (31)
----------------------------------------------------------------------------------------------------------------------
    Total operating income (loss)                              142                   123                     (21)
======================================================================================================================

Interest expense                                               (27)                  (32)                    (22)
Interest income                                                  8                     4                       8
Foreign currency losses, net                                    (6)                   (8)                    (13)
Other nonoperating, net                                          -                     4                     (12)
----------------------------------------------------------------------------------------------------------------------
Income (loss) from continuing operations before
    income taxes, minority interest, and
    change in accounting principle                             117                    91                     (60)
Provision for income taxes                                     (50)                  (36)                    (49)
Minority interest in net income of subsidiaries                 (8)                   (5)                    (23)
----------------------------------------------------------------------------------------------------------------------
Income (loss) from continuing operations
    before change in accounting principle                       59                    50                    (132)
Loss from discontinued operations                               (8)                  (28)                   (484)
Cumulative effect of change in accounting
    principle, net                                              (8)                    -                       -
----------------------------------------------------------------------------------------------------------------------
Net income (loss)                                        $      43               $    22              $     (616)
======================================================================================================================

Basic income (loss) per share:
Continuing operations before change
    in accounting principle                              $    0.14                $ 0.12              $    (0.30)
Loss from discontinued operations                            (0.02)                (0.07)                  (1.12)
----------------------------------------------------------------------------------------------------------------------
                                                              0.12                  0.05                   (1.42)
Change in accounting principle                               (0.02)                    -                       -
----------------------------------------------------------------------------------------------------------------------
Net income (loss)                                        $    0.10                $ 0.05              $    (1.42)
======================================================================================================================

Diluted income (loss) per share:
Continuing operations before change in
    accounting principle                                 $    0.14                $ 0.12              $    (0.30)
Loss from discontinued operations                            (0.02)                (0.07)                  (1.12)
----------------------------------------------------------------------------------------------------------------------
                                                              0.12                  0.05                   (1.42)
Change in accounting principle                               (0.02)                    -                       -
----------------------------------------------------------------------------------------------------------------------
Net income (loss)                                        $    0.10                $ 0.05              $    (1.42)
======================================================================================================================

Basic weighted average common shares outstanding               434                   432                     433
Diluted weighted average common shares outstanding             436                   433                     433

                                     TABLE 1

                               HALLIBURTON COMPANY
           Reconciliation of As Reported Results to Pro Forma Results
                  (millions of dollars except per share data)
                                   (Unaudited)


                                                   Other                      Minority        Income/     Earnings/(Loss)
                                   Operating      Income/                    Interest In      (Loss)         Per Share
                                    Income/     (Expense) -   (Provision)    Net Income        From             From
                                    (Loss),     (Including    Benefit For        Of         Continuing       Continuing
                                     Pretax      Interest)       Taxes      Subsidiaries    Operations       Operations
---------------------------------------------------------------------------------------------------------------------------
Three Months Ended
   March 31, 2003
Pro forma results (excluding
    items below):                    $   123     $   (27)       $   (37)        $  (8)         $  51           $  0.12
      Sale of Mono Pumps   (a)            36           2            (16)            -             22              0.05
      Sale of Wellstream   (a)           (15)          -              3             -            (12)            (0.03)
      Asbestos and silica  (b)            (2)          -              -             -             (2)                -
---------------------------------------------------------------------------------------------------------------------------
As reported                          $   142     $   (25)       $   (50)        $  (8)         $  59           $  0.14
===========================================================================================================================

Three Months Ended
   December 31, 2002
Pro forma results (excluding
    items below):          (d)       $   212     $   (33)       $   (70)        $ (23)         $  86           $  0.21
      Sale of equity
          investment received
          as part of business
          asset sale       (a)             -          (9)             3             -             (6)            (0.02)
      Demutualization of an
          insurance
          provider         (c)             1           3             (2)            -              2              -
      Asbestos and silica
          charge           (b)          (234)          -             20             -           (214)            (0.49)
---------------------------------------------------------------------------------------------------------------------------
As reported                          $   (21)    $   (39)       $   (49)        $ (23)         $(132)          $ (0.30)
===========================================================================================================================

Three Months Ended
    March 31, 2002
Pro forma results (excluding
    items below):          (d)       $    67     $   (35)       $   (13)        $  (5)         $  14           $  0.03
      Sale of EMC          (a)           108           3            (43)            -             68              0.16
      Highlands receivable
          write-off        (b)           (80)          -             31             -            (49)            (0.11)
      Demutualization of an
          insurance
          provider         (c)            28           -            (11)            -             17              0.04
---------------------------------------------------------------------------------------------------------------------------
As reported                          $   123     $   (32)       $   (36)        $  (5)         $  50           $  0.12
===========================================================================================================================


See Footnote for Table 1 on next page.

                                     TABLE 2

                               HALLIBURTON COMPANY
       Reconciliation of As Reported Segment Results to Pro Forma Results
                  (millions of dollars except per share data)
                                   (Unaudited)


                                     Energy Services     Engineering and       General     Operating Income,
                                          Group         Construction Group    Corporate         Pretax
--------------------------------------------------------------------------------------------------------------
Three months ended
    March 31, 2003
Pro forma results (excluding
    items below):                        $  159              $  (17)           $ (19)          $  123
      Sale of Mono Pumps   (a)               36                   -                -               36
      Sale of Wellstream   (a)              (15)                  -                -              (15)
      Asbestos and silica  (b)                -                  (2)               -               (2)
--------------------------------------------------------------------------------------------------------------
As reported                              $  180              $  (19)           $ (19)          $  142
==============================================================================================================

Three Months Ended
    December 31, 2002
Pro forma results (excluding
    items below):          (d)           $  199              $   45            $ (32)          $  212
      Asbestos and silica
          charges          (b)                -                (234)               -             (234)
      Demutualization of an
          insurance
          provider         (c)                -                   -                1                1
--------------------------------------------------------------------------------------------------------------
As reported                              $  199              $ (189)           $ (31)          $  (21)
==============================================================================================================

Three Months Ended
    March 31, 2002
Pro forma results (excluding
    items below):          (d)           $   61              $   22            $ (16)          $   67
      Sale of EMC          (a)              108                   -                -              108
      Highlands receivable
          write-off        (b)                -                 (80)               -              (80)
      Demutualization of an
          insurance
          provider         (c)                -                   -               28               28
--------------------------------------------------------------------------------------------------------------
As reported                              $  169              $  (58)           $  12           $  123
==============================================================================================================

     Footnotes for Tables 1-2

(a) As each gain or loss on the sale of business assets represents a unique transaction, management believes the effect of these transactions should be removed from continuing operations analyses to provide a better understanding of the Company's ongoing operations.
(b) Due to the material nature of the Company's asbestos and silica exposure and the Company's efforts to eliminate this exposure through the proposed global settlement, management believes that removing the effects of asbestos and silica charges provides an investor with management's view of the Company's ongoing operations.
(c) As the demutualization of an insurance provider represented a unique transaction, management believes the effect of this transaction should be removed from continuing operations analyses to provide a better understanding of the Company's ongoing operations.
(d) Consistent with new SEC rules, the Company is no longer excluding the loss on the patent infringement lawsuit of $98 million pretax, $62 million after tax in the first quarter 2002; restructuring charges of $11 million pretax, $7 million after tax in the first quarter 2002; and $29 million pretax, $17 million after tax for the fourth quarter 2002; and income from the Barracuda-Caratinga project of $2 million pretax, $1 million after tax for the fourth quarter 2002; as pro forma items. As such, all such pro forma results for 2002 have been restated as shown in Tables 1-2.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       HALLIBURTON COMPANY




Date:     April 28, 2003               By: /s/ Margaret E. Carriere
                                          ------------------------------------
                                               Margaret E. Carriere
                                               Vice President and Secretary